Exhibit 1.1

4,900,000 Shares

PIXELWORKS, INC.

Common Stock

UNDERWRITING AGREEMENT

December 10, 2020

Roth Capital Partners, LLC

888 San Clemente Dr.

Newport Beach, CA 92660

As Representative of the Several Underwriters

Named on Schedule III hereto

Ladies and Gentlemen:

Pixelworks, Inc., an Oregon corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule III attached hereto (the “Underwriters”, or each, an “Underwriter”), for whom Roth Capital Partners, LLC is acting as representative (the “Representative”), an aggregate of 4,900,000 authorized but unissued shares (the “Firm Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company. The Company also proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters an aggregate of up to 735,000 additional shares of Common Stock (the “Additional Shares”), if and to the extent that the Underwriters shall have determined to exercise the right to purchase such shares granted to the Underwriters in Section 4(b) hereof. The Firm Shares and Additional Shares are collectively referred to as the “Shares.”

The Company and the Underwriters hereby agree as follows:

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-249934) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). Such registration statement has been declared effective by the Commission. Such registration statement, including any amendments thereto (including post effective amendments thereto), the exhibits and any schedules thereto, the documents incorporated by reference therein pursuant to Form S-3 under the Securities Act and the Rules and Regulations, and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act or otherwise pursuant to the Rules and Regulations, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement. The prospectus included in the Registration Statement at the time it was declared effective by the Commission on November 16, 2020 is herein called the “Base Prospectus.”

The Company filed with the Commission pursuant to Rule 424 under the Securities Act on December 9, 2020 a preliminary prospectus supplement relating to the Shares (the “Preliminary Prospectus Supplement”) and proposes to file with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement relating to the Shares (the “Final Prospectus Supplement”). The Final Prospectus Supplement together with the Base Prospectus is hereinafter called the “Final Prospectus.” Each of the Final Prospectus and the Preliminary Prospectus Supplement is hereinafter called a “Prospectus.” Any reference herein to the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Final Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to the Rules and Regulations.

For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Final Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Final Prospectus or (or other references of like import) shall be deemed to mean and include all such financial statements, pro forma financial information and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Final Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Final Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2. Representations and Warranties of the Company Regarding the Offering.

(a) The Company represents and warrants to, and agrees with, the Underwriters, as of the date hereof and as of the Closing Date (as defined in Section 4(c) below), except as otherwise indicated, as follows:

(i) At the date hereof and at the Closing Date, the Registration Statement thereto conforms or will conform in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined in Section 2(a)(iii) below) as of the date hereof, and the Final Prospectus, as amended or supplemented, at the time of filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the warranties set forth in the two immediately preceding sentences, not misleading, provided that the foregoing representation shall not apply to statements in or omissions from the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Final Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof. The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations. No stop order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii) The documents incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and any Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, were filed on a timely basis with the Commission and none of such documents, when they were filed (or, if amendments to such documents were filed, when such amendments were filed), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any further documents so filed during the Prospectus Delivery Period and incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) (A) The Company has provided a copy to the Representative of each Issuer Free Writing Prospectus (as defined below) used in the sale of Shares. The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no stop order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission. No Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, has, does or will include information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof. As used in this paragraph and elsewhere in this Agreement:

(1) “Time of Sale Disclosure Package” means the Base Prospectus, the Preliminary Prospectus Supplement and each Issuer Free Writing Prospectus as of immediately prior to the date and time of the filing of the Final Prospectus, and the description of the transaction provided by the Underwriters included on Schedule I.

(2) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act. For the avoidance of doubt, the term “Issuer Free Writing Prospectus” shall not include any “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was prepared by any Underwriter or provided to any person by any Underwriter without the knowledge and consent of the Company.

(B) At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C) Each Issuer Free Writing Prospectus satisfied, as of its issue date, all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(iv) The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in or incorporated by reference into the Registration Statement present fairly the information required to be stated therein. No other financial statements, pro forma financial information or schedules are required under the Securities Act to be included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus. To the Company’s knowledge, KPMG LLP, which has expressed its opinion with respect to the audited financial statements and schedules filed as a part of the Registration Statement and included in or incorporated by reference into the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(v) The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(vi) Any statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(vii) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed or approved for listing on The Nasdaq Global Market (“Nasdaq”). There is no action pending by the Company or, to the Company’s knowledge, Nasdaq to delist the Common Stock from Nasdaq, nor has the Company received any notification that Nasdaq is contemplating terminating such listing. As of the Closing Date, the Shares will have been duly authorized for listing on Nasdaq, subject to official notice of issuance.

(viii) The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ix) The Company is not required to, and, after giving effect to the offering and sale of the Shares, will not be required to, register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(x) The Company was at the time of filing the Registration Statement, and at the date hereof remains, eligible to use Form S-3 under the Securities Act.

(b) Any certificate that is, and is required by the terms of this Agreement to be, signed by any officer of the Company and delivered to the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3. Representations and Warranties Regarding the Company.

(a) The Company represents and warrants to, and agrees with, the Underwriters, except as set forth in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, as follows:

(i) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described, as of the respective dates as of which information is provided, in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except in each case, where the failure to be so qualified would not have or be reasonably likely to result in a material adverse effect upon the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or in the Company’s ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(ii) The Company has the corporate power and authority to enter into this Agreement and to issue and sell the Shares as contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state law and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party of by which any property or asset of the Company or any subsidiary is bound or affected, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s articles of incorporation or by-laws, each as amended, except in the case of clauses (A) and (B), to the extent not reasonably likely to result in a Material Adverse Effect.

(iv) Neither the Company nor any of its subsidiaries is in violation, breach or default under its articles of incorporation, by-laws or other equivalent organizational or governing documents, each as amended, except, in the case of a subsidiary of the Company, to the extent the violation, breach or default is not reasonably likely to result in a Material Adverse Effect.

(v) All consents, approvals, orders, authorizations and filings required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than (A) any such consents, approvals, orders, authorizations and filings to be obtained or made after the date of this Agreement under the Securities Act, the Exchange Act, the Rules and Regulations and applicable state and foreign securities laws in connection with the offer and sale of the Shares, (B) the listing of the Shares on Nasdaq, and (C) such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(vi) All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in material compliance with all applicable securities laws, and, as of the respective dates as of which information is provided, conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. Except for the issuances of options or restricted stock in the ordinary course of business, shares to be issued pursuant to the Securities Purchase Agreement, and the Shares, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. “Securities Purchase Agreement” means the Amended and Restated Securities Purchase Agreement dated December 4, 2020 between the Company and the investors named therein. The Shares, when issued and duly paid for as provided herein, will be duly authorized and validly issued, fully paid and nonassessable, and will be free of preemptive, registration or similar rights.

(vii) Each of the Company and its subsidiaries has (i) filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof, and (ii) paid all taxes (as hereinafter defined) shown as due and payable on such returns that were filed, in each of cases (i) and (ii), except (A) with respect to any taxes that are being contested in good faith and (B) to the extent not reasonably likely to result in a Material Adverse Effect. Except as disclosed to the Underwriters or their legal counsel, (i) no material issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(viii) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any material change in the number of outstanding shares of the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance, repurchase or forfeiture of restricted stock awards or restricted stock units under the Company’s existing stock awards plans, or any new grants thereof in the ordinary course of business, the issuance of shares of Common Stock pursuant to the Securities Purchase Agreement, or the issuance of the Shares), (d) there has not been any material change in the outstanding principal amount of the Company’s long-term or short-term debt, and (e) there has not been any Material Adverse Effect.

(ix) There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, in each case, which is reasonably likely to result in a Material Adverse Effect.

(x) The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(xi) The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described, as of the respective dates as of which information is provided, in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.

(xii) The Company and each of its subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) that are material to the business of the Company and its subsidiaries as currently carried on and as described, as of the respective dates as of which information is provided, in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. To the knowledge of the Company, no action or use by the Company or any of its subsidiaries of Intellectual Property will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.

(xiii) The Company and each of its subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (C) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (D) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (E) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(xiv) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xv) The Company carries, or is covered by, insurance in such amounts and covering such risks as the Company believes is reasonable for the conduct of its business and the value of its properties.

(xvi) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, except for any such dispute that is not reasonably likely to result in a Material Adverse Effect.

(xvii) Neither the Company nor, to its knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(xviii) No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(xix) Except for this Agreement and the engagement letter, dated November 23, 2020 (the “Engagement Agreement”), neither the Company nor any of its subsidiaries is party to any arrangements or understandings for services in the nature of a finder’s, consulting, underwriting or origination fee for the offer and sale of the Shares hereunder, and neither the Company nor any of its subsidiaries has paid any such fee with respect to the introduction of the Company to the Underwriters or for the offer and sale of the Shares hereunder.

(xx) To the knowledge of the Company, there are no beneficial owners of 5% or more of the Company’s Common Stock, except for those individuals or entities that have reported such information on Schedules 13D and 13G filed with the Commission or the entities purchasing shares pursuant to the Securities Purchase Agreement. The Company will advise the Representative and its counsel if it becomes aware other than due to notice upon filing of a Schedule 13D or 13G, prior to the Closing Date, that any beneficial owner of 5% or more of the Company’s Common Stock is or becomes a member of FINRA or an affiliate or associated person of a FINRA member.

(xxi) Other than pursuant to the Securities Purchase Agreement, the Company has not issued any unregistered equity securities to any person during the 180-day period immediately preceding the date that the Company filed the Registration Statement with the Commission.

(xxii) The Company does not have any current intention to direct any proceeds of the offering and sale of the Shares hereunder to a member of FINRA, except as provided herein.

(xxiii) Other than the Underwriters, the Company has not appointed or granted any right to any person to act as an underwriter or financial advisor to the Company with respect to the offer and sale of the Shares hereunder.

4. Purchase, Sale and Delivery of Shares.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the several Underwriters, and the Underwriters agree, severally and not jointly, to purchase the Firm Shares. The purchase price to be paid by the Underwriters to the Company for the Firm Shares shall be $2.303 per share (the “Per Share Price”).

(b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters an option to purchase some or all of the Additional Shares, and the Underwriters shall have the right to purchase all or any portion of the Additional Shares at the price per share equal to the Per Share Price, as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. This option may be exercised by the Underwriters at any time (but not more than once) on or before the thirtieth (30th) day following the date hereof, upon one (1) business day written notice to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that, unless the Company and the Underwriters otherwise agree, the Option Closing Date shall not be earlier than the Closing Date (as defined below) with respect to the Firm Shares, nor earlier than the first business day after the date on which the option shall have been exercised, nor later than the fifth business day after the date on which the option shall have been exercised.

Payment of the purchase price for and delivery of the Additional Shares shall be made on the Option Closing Date in the same manner and at the same office as the payment for the Firm Shares as set forth in subparagraph (c) below.

(c) The Firm Shares will be delivered by the Company to the Underwriters, for their respective accounts, against payment of the purchase price therefor by wire transfer of immediately available funds payable to the order of the Company, at 10:30 a.m. EST on December 14, 2020, or at such other time and date as the Underwriters and the Company may agree in writing, or, in the case of the Additional Shares, at such date and time set forth in the Option Notice. The time and date of delivery of the Firm Shares or the Additional Shares, as applicable, is referred to herein as the “Closing Date.” Delivery of the Firm Shares and Additional Shares shall be made in book-entry form through the facilities of The Depository Trust Company to the account designated by the respective Underwriter.

5. Covenants and Other Agreements.

(a) The Company covenants and agrees with the Underwriters as follows:

(i) During the period beginning on the date hereof and ending on the later of the Closing Date or such date, as reasonably determined by the Underwriters, the Final Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects; provided that no report or other document reasonably determined by the Company or its counsel to be required to be filed or furnished by the Company under the Exchange Act after the date of this Agreement shall be considered an amendment or supplement to the Registration Statement, Time of Sale Disclosure Package or the Final Prospectus for purposes of this subsection (i).

(ii) From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, Final Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the

Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(iii) (A) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Final Prospectus. If during such period any event occurs as a result of which the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) includes an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriters or their counsel to amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document that would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will, promptly following the time it becomes aware of such opinion, notify the Representative and amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B) If at any time following the issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or the Final Prospectus, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.

(iv) The Company shall use reasonable efforts to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriters reasonably request and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to (A) qualify in any such jurisdiction as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, (B) to execute a general consent to service of process in any jurisdiction, (C) to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject or (D) qualify the Shares for sale under the laws of any non-U.S. jurisdictions.

(v) The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case promptly after they become available and in such quantities as the Underwriters may from time to time reasonably request.

(vi) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement or statements (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(vii) The Company will pay or cause to be paid: (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Shares, (B) all expenses and fees incurred by the Company (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time of Sale Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all reasonable filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Shares for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriters shall reasonably request, (D) the fees and expenses of any transfer agent or registrar of the Shares, (E) Nasdaq listing fees, if any, and (F) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If this Agreement is terminated by the Representative in accordance with the provisions of Section 6 or Section 9, the Company will reimburse the Underwriters for all out-of-pocket disbursements (including, but not limited to, reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Shares or in contemplation of performing its obligations hereunder on or prior to the date of such termination. Notwithstanding anything contained herein, the maximum amount payable by the Company for all fees, expenses, costs, disbursements and other out-of- pocket expenses of the Underwriters, including, without limitation, any such other fees, expenses, costs, disbursements and other out-of-pocket expenses listed above and any fees and disbursements of Underwriters’ counsel pursuant to this Section 5(a)(vii)), shall be $50,000.

(viii) The Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ix) The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending ninety (90) days after the date hereof (“Lock-Up Period”), (i) offer, pledge, issue, sell, contract to sell, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The restrictions contained in the preceding sentence shall not apply to (1) the Shares to be sold hereunder, (2) the issuance of Common Stock upon the exercise of options or warrants and the vesting of restricted stock awards or units, (3) the issuance of employee stock options and the grant, redemption or forfeiture of restricted stock awards or restricted stock units pursuant to equity incentive plans described in the Registration Statement or any Prospectus, (4) the issuance of Common Stock pursuant to an employee stock purchase plan of the Company or (5) the sale and issuance of shares of Common Stock pursuant to the Securities Purchase Agreement.

(b) The Underwriters represent, warrants and agree with the Company that:

(i) Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC have complied with all of their obligations under the Engagement Agreement, by and among the Company, Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC and that they will continue to so comply with each such obligation for as long as such obligation is applicable to it;

(ii) Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC acknowledge and agree that the Engagement Agreement and all of the terms therein, shall terminate effective as of the date of this Agreement.

(iii) with respect to any offers and sales of Shares in (A) the United Kingdom and the European Economic Area, the Underwriters will comply with the offering and selling restrictions set forth in the Time of Sale Disclosure Package under the captions “Underwriting–United Kingdom” and “Underwriting–European Economic Area” and the Underwriters hereby makes the representations, warranties and agreements described thereunder as being made by them and (B) Canada, the Underwriters will only make such offers and sales in accordance with Canadian law, including pursuant to a Prospectus or a Prospectus “wrapper” prepared by the Underwriters that complies with Canadian law.

(c) The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectus included in Schedule I. Any such free writing prospectus consented to by the Company and the

Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

6. Conditions of the Underwriters’ Obligations. The respective obligations of the Underwriters hereunder to purchase the Shares are subject to the accuracy, as of the date hereof and at the Closing Date (as if made at the Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a) If filing of a Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed such Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued; and no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission.

(b) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(c) On the Closing Date, there shall have been furnished to the Underwriters (i) an opinion of Tonkon Torp LLP, dated the Closing Date, addressed to the Underwriters, in substantially the form attached hereto as Exhibit A, (ii) an opinion and a disclosure letter of Pillsbury Winthrop Shaw Pittman LLP, dated the Closing Date, addressed to the Underwriters, in substantially the form attached hereto as Exhibit B and (ii) a disclosure letter of Ellenoff Grossman & Schole LLP, dated the Closing Date, addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, provided that, with respect to any Closing Date for any Additional Shares occurring following the Closing Date for the Firm Shares, each of Tonkon Torp LLP, Pillsbury Winthrop Shaw Pittman LLP and Ellenoff Grossman & Schole LLP, at its election, may instead deliver a bring down opinion and/or letter, as applicable, re-affirming, as of such Closing Date for the Additional Shares, the statements in its opinion and/or disclosure letter, as applicable, delivered on the Closing Date for the Firm Shares, and the delivery of such bring down letter shall be deemed to satisfy the conditions set forth in clause (i) or clause (ii) above, as the case may be.

(d) As of the date hereof and on the Closing Date, the Underwriters shall have received a letter of KPMG LLP and Armanino LLP, dated the date hereof and the Closing Date, as applicable, and addressed to the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to the Underwriters concurrently with the execution of this Agreement.

(e) On the Closing Date, there shall have been furnished to the Underwriters a certificate, dated the Closing Date and addressed to the Underwriters, signed by either the chief executive officer or the chief financial officer of the Company, in their capacity as such on behalf of the Company, to the effect that: (i) the representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and (ii) the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part required to be performed or satisfied at or prior to the Closing Date.

(f) On the Closing Date, or the Option Closing Date, as applicable, the Company shall have furnished to the Underwriters a certificate signed by the Company’s secretary including copies of (i) all resolutions of the Company’s Board of Directors or committees thereof relating to the Registration Statement and the offer and sale of the Shares and (ii) the Company’s articles of incorporation and bylaws, each as amended and in effect on the Closing Date.

(g) The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the offer and sale of the Shares, including as an exhibit thereto this Agreement.

(h) On the date hereof, each of the Company’s executive officers and directors listed on Schedule II attached hereto shall have executed and delivered to the Underwriters a lock-up agreement, substantially in the form attached hereto as Exhibit B.

If any condition specified in this Section 6 shall not have been fulfilled in all material respects as of the Closing Date, this Agreement may be terminated by the Representative by written notice to the Company specifying in reasonable detail the reason for such termination, and such termination shall be without liability of any party to any other party, except that Section 5(a)(vii), Section 5(b)(i), and Section 7 shall survive any such termination and remain in full force and effect.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (or any legal or other expense reasonably incurred in connection with the evaluation, investigation or defense thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with evaluating, investigating or defending against any such loss, claim, damage, liability or action.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (ii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party or parties shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party and reimbursed to the indemnified party or parties as incurred; it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus local counsel).

The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall not be required to contribute any amount in excess of the amount of such Underwriter’s discounts and commissions received by such Underwriter pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of each Underwriter under this Section 7 shall be in addition to any liability that such Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f) For purposes of this Agreement, each Underwriter confirms, and the Company acknowledges, that there is no information concerning such Underwriter furnished in writing to the Company by such Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, other than the statements set forth in the last paragraph on the cover page of the Final Prospectus and the Preliminary Prospectus Supplement, the marketing and legal names of the

Underwriter, and the statements set forth in the “Underwriting” section of the Final Prospectus and the Preliminary Prospectus Supplement , only insofar as such statements relate to the amount of selling concession and expenses, and re-allowance or to over-allotment, stabilization and related activities that may be undertaken by such Underwriter.

8. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements contained herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Underwriters and the Company contained in Section 5(a)(vii), Section 5(b), Section 5(c) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder.

9. Termination of this Agreement.

(a) The Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if (i) trading in the Company’s Common Stock shall have been suspended by the Commission or Nasdaq or trading in securities generally on Nasdaq shall have been suspended, (ii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on Nasdaq, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iii) a general banking moratorium shall have been declared by federal, New York or California state authorities, or (iv) there shall have occurred any material outbreak or material escalation of hostilities involving the United States, any declaration by the United States of a national emergency or war, any material adverse change in financial markets, any material adverse change in United States or international political, financial or economic conditions or any other material calamity or material crisis, including an act of terrorism, the effect of any of which, in each case described in this subsection (a), is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by the Final Prospectus, the Time of Sale Disclosure Package and this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(a)(vii), Section 5(b)(i) and Section 7 hereof shall at all times be effective and shall survive such termination.

(b) If the Representative elects to terminate this Agreement as provided in this Section 9, the Company shall be notified promptly by the Representative by telephone, confirmed promptly thereafter in writing.

10. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to Roth, shall be mailed, delivered or e-mailed to Roth Capital Partners, LLC, 888 San Clemente Dr., Newport Beach, CA 92660, e-mail address:

rotherecm@roth.com, Attention: Aaron Gurewitz; and if to the Company, shall be mailed, delivered or e-mailed to it at Pixelworks, Inc., 226 Airport Parkway, Suite 595, San Jose, CA 95110, e-mail address: [•], Attention: Chief Financial Officer, with a copy (which shall not constitute notice) to Pillsbury Winthrop Shaw Pittman LLP, 2550 Hanover St., Palo Alto, CA 94304, email: christina.pearson@pillsburylaw.com and dkaile@pillsburylaw.com, Attention: Christina F. Pearson and Davina Kaile; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and, with respect to Section 7, the controlling persons referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from any Underwriter.

12. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) each Underwriter has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that each Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Underwriter, and not on behalf of the Company.

13. Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

14. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

PIXELWORKS, INC.

By:	/s/ Elias Nader
Name:	Elias Nader
Title:	Chief Financial Officer

Confirmed as of the date first above-

mentioned by the Representative of the several Underwriters.

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Aaron M. Gurewitz
Name:	Aaron M. Gurewitz
Title:	Head of Equity Capital Markets

[Signature page to Underwriting Agreement]

SCHEDULE I

SCHEDULE II

Persons and Entities Subject to Lock-Up

Amy L. Bunszel

Todd A. DeBonis

C. Scott Gibson

Daniel J. Heneghan

Elias Nader

Richard L. Sanquini

David J. Tupman

SCHEDULE III

Schedule of Underwriters

Underwriter	Number of Firm Shares to be Purchased
Roth Capital Partners, LLC	2,450,000
Craig-Hallum Capital Group LLC	2,450,000

TOTAL	4,900,000